SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 1, 2007, CapLease, Inc. issued a press release announcing a proposed private placement of securities to qualified institutional buyers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the proposed private placement, CapLease, Inc. has prepared an offering memorandum for distribution to potential purchasers. The securities to be issued in the private placement will not be registered under the Securities Act of 1933, as amended, and will not be offered or sold absent registration or an applicable exemption from registration requirements. The sections entitled “Our Structure” and “Recent Events” from the Offering Memorandum are set forth below:

Our Structure

The following chart summarizes the corporate structure of CapLease, Inc. and its principal subsidiaries as of June 30, 2007:

(1)
CapLease, Inc. is a guarantor under our repurchase agreement, a borrower under our July/August 2007 $30 million revolving credit agreement and has acted as guarantor for recourse exceptions under four of our property level mortgages.

(2)	Caplease Debt Funding, LP is a joint and several borrower under our repurchase agreement.

(3)	Caplease Services Corp. is a joint and several borrower under our repurchase agreement.

(4)
Caplease, LP is a joint and several borrower under our repurchase agreement, has issued $30.9 million principal amount of junior subordinated notes and has acted as guarantor for recourse exceptions under one of our property level mortgages.

(5)	Caplease Credit LLC has acted as guarantor for recourse exceptions under most of our property level mortgages.

Recent Events

The following is a summary of recent events affecting us and our business since June 30, 2007:

Credit Market Conditions

The credit markets for commercial and residential mortgage products have recently entered a period of significant uncertainty, driven in part by concerns about sub-prime residential mortgage loans. Although we have no exposure to any type of residential mortgage loan, this recent market disruption has impacted us in a variety of ways, including by:

•
making it difficult for us to price and finance new investment opportunities on attractive terms. As a result, our investment pace has slowed significantly in the third quarter, with assets added to the portfolio of approximately $3.8 million since July 1, 2007;

•
causing our short-term borrowing rates to increase, primarily as a result of increases in August and September in the London Interbank Offered Rate, or LIBOR, the borrowing base under our repurchase agreement; and

•	causing a delay in the long-term financing of the mortgage assets intended for our next collateralized debt obligation, or CDO.

If this disruption continues, the trends discussed above may continue and we may be impacted in a variety of additional ways. For example, we may experience challenges in raising additional capital, margin calls on our repurchase agreement and impairment charges on our assets, particularly on our securities investments. We may also seek to preserve liquidity until credit markets normalize.

Valuation of Securities

As of June 30, 2007, our investment portfolio included $212.5 million of commercial mortgage-backed and other real estate securities. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities, we classify these securities as available for sale and report them at fair value on our balance sheet, with unrealized gains and losses recorded as a component of equity on our balance sheet and other than temporary impairments included in current earnings on our income statement.

As a result of the market disruption described above, our quarter-end valuations of these securities may reflect significant market value mark-downs. We believe these mark-downs will be primarily a result of reduced trading activity for the securities and temporary credit spread widening among all asset classes, rather than performance of the security classes or the collateral that supports these classes. We do not expect to record a material impairment charge on any of our securities in the third quarter of 2007, as we do not currently expect a decrease in cash flows from the securities we own or losses on any of the underlying collateral and we intend to hold the securities for a sufficient period of time to allow for a full recovery in value.

Liquidity Position and Borrowing Activities

During the third quarter of 2007, we took a number of steps to solidify our liquidity position and add stability to our balance sheet. Much of this activity related to financing and/or refinancing the assets included in the $364.4 million portfolio we acquired in April 2007 (the “EntreCap Portfolio”).

•	On July 2, 2007, we repaid in full the debt we assumed in connection with the 11 Kroger properties included in the EntreCap Portfolio with borrowings under our repurchase agreement.

•
On July 16, 2007, we obtained long-term financing on the three Nestlé properties included in the EntreCap Portfolio and repaid in full our remaining borrowings under the $211 million short-term bridge borrowing facility we entered into with Wachovia Bank, N.A. in connection with our acquisition of the EntreCap Portfolio.

•
On July 17, 2007 and August 24, 2007, we entered into a new three-year revolving credit agreement with Wachovia Bank N.A., as initial lender and administrative agent (the “Revolver”). The Revolver provides that we may borrow up to $30 million from time to time with borrowings secured by a first mortgage on the Factory Mutual property included in the EntreCap Portfolio and an assignment of our interest in the lease and rents on the property. Borrowings under the Revolver may be used for any corporate purpose. We have not yet borrowed under the Revolver.

•
On August 24, 2007, we extended our short-term repurchase agreement with Wachovia Bank, N.A. for another 364 days. Our core borrowing capacity of $250 million on the facility was extended until August 23, 2008 and our right to temporarily borrow up to $500 million on the facility was extended until the closing of our next collateralized debt obligation, or CDO, issuance. We also agreed to repay approximately $26.3 million of our borrowings under the repurchase agreement by the earlier of the closing of our next CDO issuance and February 24, 2008. As of September 27, 2007, we had outstanding borrowings of $386.5 million under the repurchase agreement.

As of September 27, 2007, our short-term liquidity included cash on hand of approximately $9.5 million, and availability under our Revolver of $30 million.

Schedule 13D Filing

On September 20, 2007, Inland American Real Estate Trust, Inc. and certain of its affiliates filed with the SEC a Schedule 13D related to its beneficial ownership of more than five percent of our common stock. A copy of the filing can be reviewed at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

Date: October 2, 2007